Exhibit 99.1

Press Release

Investor Contact: Ahmed Pasha 703-682-6451

Media Contact: Amy Ackerman 703-682-6399

AES Announces Private Offering of Senior Secured First Lien Notes

ARLINGTON, Va., May 15, 2020 – The AES Corporation (NYSE: AES) (“AES” or the “Company”) today announced that it intends, subject to market and other conditions, to offer Senior Secured First Lien Notes due 2025 (the “2025 Notes”) and Senior Secured First Lien Notes due 2030 (the “2030 Notes” and together with the 2025 Notes, the “New Notes”) in a private offering exempt from registration in accordance with Rule 144A and Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”). The New Notes will be secured on a first priority basis by liens on the assets that secure the Company’s secured credit facility.

Net proceeds from this offering will be used to fund purchases of up to $1.485 billion aggregate purchase amount across its 4.000% Senior Notes due 2021 (the “2021 Notes”), 4.875% Senior Notes due 2023 (the “4.875% 2023 Notes”) and 4.500% Senior Notes due 2023 (the “4.500% 2023 Notes”, and together with the 4.875% 2023 Notes and the 2021 Notes, the “Outstanding Notes”) in tender offers (the “Tender Offers”) and to pay certain related fees and expenses. The Company intends to use any remaining net proceeds from the offering after completion of the Tender Offers to retire certain of its outstanding indebtedness and for general corporate purposes. This press release does not constitute an offer to purchase or the solicitation of an offer to sell the Outstanding Notes.

The New Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The Company plans to offer and issue the New Notes only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy the New Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the New Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global power company. We provide affordable, sustainable energy to 14 countries through our diverse portfolio of distribution businesses as well as thermal and renewable generation facilities. Our workforce is committed to operational excellence and meeting the world’s changing power needs. Our 2019 revenues were $10 billion and we own and manage $34 billion in total assets.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Such forward-looking statements include, but are not limited to, our financing plans, including the offering of the New Notes and the details thereof, the proposed use of proceeds therefrom, and other expected effects of the offering of the New Notes. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions.

Actual results could differ materially from those projected in AES’ forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results include the aggregate amount of securities tendered pursuant to the tender offers (which could lead to retirement or repayment of other existing debt) and risks and uncertainties discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: “Management’s Discussion & Analysis of Financial Condition and Results of Operations” in AES’ 2019 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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